SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A


                                 CURRENT REPORT

                                  -------------

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 29, 1999



                        RECKSON SERVICE INDUSTRIES, INC.
             (Exact name of Registrant as specified in its Charter)




                                    Delaware
                            (State of Incorporation)


          0-30162                                                  11-3383642
(Commission File Number)                             (IRS Employer Id. Number)


    10 East 50th Street                                           10022
  New York, New York                                           (Zip Code)
 (Address of principal executive offices)

                                 (212) 931-8000
              (Registrant's telephone number, including area code)

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K, as filed with the Securities and Exchange Commission on August 13, 1999, as set forth in the pages attached hereto and the Registrant incorporates by reference its Current Report on Form 8-K/A as heretofore filed with the Securities and Exchange Commission on March 24, 1999.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits

         (a)   Financial Statements of Business Acquired

         VANTAS Incorporated - Consolidated Financial Statements
         -------------------------------------------------------

         Unaudited Consolidated Balance Sheets as of June 30, 1999 and
                  December 31, 1998

         Unaudited Consolidated Statements of Operations for the three months ended June 30, 1999 and June 30, 1998 and the six months ended June 30, 1999 and June 30, 1998

         Unaudited Consolidated Statements of Cash Flows for the six months ended June 30, 1999 and June 30, 1998

         Notes to Unaudited Consolidated Financial Statements

         (b)  Pro Forma Financial Information

         Reckson Service Industries, Inc. Unaudited Pro Forma Condensed
                  Consolidated Balance Sheet as of June 30, 1999

         Reckson Service Industries, Inc. Unaudited Pro Forma Condensed
                  Consolidating Statement of Operations for the six months ended June 30, 1999

         Reckson Service Industries, Inc. Unaudited Pro Forma Condensed
                  Consolidating Statement of Operations for the year ended December 31, 1998

         Notes to Unaudited Pro Forma Consolidated Financial Statements

         VANTAS Incorporated Unaudited Pro Forma Statement of Income for the six months ended June 30, 1999

         VANTAS Incorporated Unaudited Pro Forma Statement of Income for the year ended December 31, 1998

         (c)  Exhibits

         23.   Consent of PricewaterhouseCoopers LLP

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                         RECKSON SERVICE INDUSTRIES, INC.



                                         /s/ Michael Maturo
                                         ----------------------------------
                                         Michael Maturo,
                                         Executive Vice President, Chief
                                         Financial Officer and Treasurer


Date:  September 10, 1999

VANTAS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

                                                                                          JUNE 30,            DECEMBER 31,
ASSETS:                                                                                     1999                  1998
                                                                                       ----------------    ----------------
                                                                                         (UNAUDITED)
Current assets:
     Cash and cash equivalents                                                              $2,002,516          $3,615,087
     Restricted cash                                                                         1,253,371          10,000,000
     Accounts receivable, net of allowance for doubtful accounts
       of $686,000 at June 30, 1999 and $401,000 at December 31, 1998, respectively          7,730,706           3,821,175
     Prepaid expenses and other current assets                                               6,066,916           5,145,682
     Deferred income taxes                                                                   1,146,816             174,000
     Deferred financing costs                                                                  592,356             466,727
                                                                                       ----------------    ----------------
          Total current assets                                                              18,792,681          23,222,671

Intangibles, net                                                                           179,681,076          81,605,181
Property and equipment, net                                                                 49,138,215          23,124,702
Deferred financing costs, net                                                                3,073,098           2,584,418
Security deposits                                                                            3,621,132           2,110,952
Other assets, net                                                                            3,472,218           1,426,526
                                                                                       ----------------    ----------------

          Total assets                                                                    $257,778,420        $134,074,450
                                                                                       ================    ================

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
     Accounts payable and accrued expenses                                                 $16,096,590          $9,578,807
     Capital lease obligations                                                               1,846,903             731,510
     Deferred rent payable                                                                   1,200,815             727,619
     Notes payable - other                                                                   6,000,000                  -
     Notes payable - bank                                                                    6,925,000           7,875,000
                                                                                       ----------------    ----------------
          Total current liabilities                                                         32,069,308          18,912,936

Notes payable - bank                                                                        84,750,000          65,125,000
Acquisitions payable                                                                         6,643,864                  -
Tenants' security deposits                                                                  17,627,847           8,592,948
Deferred rent payable                                                                       13,748,316           6,607,771
Deferred income taxes                                                                        3,956,016           1,514,000
Capital lease obligations                                                                      752,062             602,153
Other liabilities                                                                            1,052,518                 -
                                                                                       ----------------    ----------------
          Total liabilities                                                                160,599,931         101,354,808
                                                                                       ----------------    ----------------

Redeemable Preferred stock, authorized 30,000,000 shares:
     Series A Convertible, $.01 par value, issued and outstanding
       7,574,711 shares (liquidation preference $12,900,000)                                15,153,241          14,407,957
     Series B Convertible, $.01 par value, issued and outstanding
       3,222,851 shares (liquidation preference $15,309,000)                                16,376,649          15,700,638
     Series C Convertible, $.01 par value, issued and outstanding
       13,325,424 shares at June 30, 1999 (liquidation preference $63,296,000)              65,714,381                  -
                                                                                       ----------------    ----------------
                                                                                            97,244,271          30,108,595
                                                                                       ----------------    ----------------

Stockholders' equity:
     Class A Common stock, $.01 par value, authorized 35,000,000 shares,
          issued and outstanding 4,901,868 shares                                               49,019              49,019
     Additional paid-in capital                                                              3,133,608           3,133,608
     Retained earnings (deficit)                                                            (2,298,409)            378,420
                                                                                       ----------------    ----------------
                                                                                               884,218           3,561,047
     Note receivable from issuance of stock                                                   (950,000)           (950,000)
                                                                                       ----------------    ----------------
          Total stockholders' equity                                                           (65,782)          2,611,047
                                                                                       ----------------    ----------------
          Total liabilities and stockholders' equity                                      $257,778,420        $134,074,450
                                                                                       ================    ================


VANTAS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)


                                                          THREE MONTHS ENDED JUNE 30,                SIX MONTHS ENDED JUNE 30,
                                                        ---------------------------------        ----------------------------------
                                                            1999                1998                 1999                1998
                                                        -------------       -------------        --------------      --------------
BUSINESS CENTER OPERATIONS:
  REVENUES:
      Office rentals                                     $30,571,559         $12,997,663           $57,636,857         $23,199,845
      Support services                                    21,767,664           9,390,003            41,289,746          16,158,554
                                                       -------------       -------------        --------------      --------------
                                                          52,339,223          22,387,666            98,926,603          39,358,399
                                                       -------------       -------------        --------------      --------------
  EXPENSES:
      Rent                                                20,111,485           7,218,146            37,474,431          12,900,533
      Support services                                     7,611,480           3,059,860            14,393,631           5,032,282
      Center general and administrative                   14,773,359           5,957,771            27,814,947          10,172,444
                                                       -------------       -------------        --------------      --------------
                                                          42,496,324          16,235,777            79,683,009          28,105,259
                                                       -------------       -------------        --------------      --------------
          Contribution from operation of
               business centers                            9,842,899           6,151,889            19,243,594          11,253,140
                                                       -------------       -------------        --------------      --------------

OTHER (EXPENSES) INCOME:
      Corporate general and administrative                (2,626,436)         (2,027,444)           (5,188,818)         (3,543,866)
      Merger and integration charges                        (640,527)                 -             (1,384,981)                -
      Depreciation and amortization                       (3,352,770)         (1,431,206)           (6,253,673)         (2,177,424)
      Interest expense, net                               (2,340,570)         (1,307,008)           (4,245,289)         (2,093,442)
      Managed center income                                  214,155             212,294               401,781             341,181
      Other income                                            34,684              21,428                34,684              76,195
                                                       -------------       -------------        --------------      --------------
                                                          (8,711,464)         (4,531,936)          (16,636,296)         (7,397,356)
                                                       -------------       -------------        --------------      --------------

          Income before minority interest and
               income taxes                                1,131,435           1,619,953             2,607,298           3,855,784

Minority interest in net (income) loss of
     consolidated partnerships                                    -              208,877                   -              (331,087)
                                                       -------------       -------------        --------------      --------------

          Income before provision for income taxes         1,131,435           1,828,830             2,607,298           3,524,697

Provision for income taxes                                  (581,000)           (730,000)           (1,331,000)         (1,395,000)
                                                       -------------       -------------        --------------      --------------
          Net income                                        $550,435          $1,098,830            $1,276,298          $2,129,697
                                                       -------------       -------------        --------------      --------------
Accretion of preferred stock                              (1,983,117)           (538,652)           (3,953,127)           (888,989)
                                                       -------------       -------------        --------------      --------------
          Net (loss) income applicable
               to common stock                           ($1,432,682)           $560,178           ($2,676,829)         $1,240,708
                                                       =============       =============        ==============      ==============



Share  information:

   Basic earnings:
     Net (loss) income per common share                       ($0.29)              $0.11                ($0.55)              $0.24
                                                       =============       =============        ==============      ==============

     Weighted average number of common
         shares outstanding                                4,901,868           4,960,735             4,901,868           5,064,601
                                                       =============       =============        ==============      ==============

   Diluted earnings:
     Net (loss) income per common share                       ($0.29)              $0.06                ($0.55)              $0.14
                                                       =============       =============        ==============      ==============

     Weighted average number of common
         shares outstanding                                4,901,868          14,621,155             4,901,868          14,058,612
                                                       =============       =============        ==============      ==============


VANTAS INCORPORATED AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                                               SIX MONTHS ENDED
                                                                                       ---------------------------------
                                                                                          JUNE 30,           JUNE 30,
                                                                                            1999               1998
                                                                                       --------------     --------------
CASH FLOWS FROM OPERATING ACTIVITIES:
     Net income                                                                           $1,276,298         $2,129,697
     Adjustments to reconcile net income to net cash provided
        by operating activities:
           Depreciation and amortization                                                   6,253,673          2,146,634
           Amortization of deferred financing costs                                          290,553            211,304
           Deferred income taxes                                                                 -            1,389,100
           Provision for doubtful accounts                                                   211,358            274,012
           Minority interest in net income of consolidated partnerships                          -              331,087
           Deferred rent payable                                                           2,469,589            472,861
           Deferred credits                                                                 (376,664)          (135,790)
           Non-cash interest expense                                                             -              118,133
           Broker referral fees                                                              430,406                -
           Changes in operating assets and liabilities:
              Accounts receivable                                                         (1,026,730)          (753,836)
              Prepaid expenses and other current assets                                     (684,312)          (572,752)
              Security deposits and other assets                                              61,672           (132,120)
              Accounts payable and accrued expenses                                          (35,747)         1,291,732
              Income taxes payable                                                           591,695           (484,477)
              Tenants' security deposits                                                   1,930,155            768,510
                                                                                      --------------     --------------
                        Net cash provided by operating activities                         11,391,946          7,054,095
                                                                                      --------------     --------------

CASH FLOWS FROM INVESTING ACTIVITIES:
     Acquisition of net assets of business centers                                       (40,456,146)       (19,705,312)
     Proceeds from acquisitions                                                            8,400,000                -
     Purchases of property and equipment                                                 (13,310,664)        (4,660,905)
     Restricted cash                                                                      10,000,000                -
                                                                                      --------------     --------------
                        Net cash used in investing activities                            (35,366,810)       (24,366,217)
                                                                                      --------------     --------------

CASH FLOWS FROM FINANCING ACTIVITIES:
     Proceeds from borrowings                                                             35,200,000         21,529,000
     Repayments on borrowings                                                            (10,525,000)        (6,551,099)
     Deferred financing costs                                                               (904,862)          (546,625)
     Payments of capital leases                                                           (1,294,630)          (338,186)
     Distributions to minority partners                                                          -             (745,980)
     Proceeds from exercise of common stock options                                              -              210,000
     Purchase and retirement of common and preferred stock                                       -             (415,917)
     Proceeds from issuance of preferred stock, net of issuance costs                            -            7,874,400
     Preferred stock issuance costs                                                         (113,215)               -
                                                                                      --------------     --------------
                        Net cash provided by financing activities                         22,362,293         21,015,593
                                                                                      --------------     --------------

Net decrease in cash                                                                      (1,612,571)         3,703,471
Cash at beginning of period                                                                3,615,087          2,206,483
                                                                                      --------------     --------------
                        Cash at end of period                                             $2,002,516         $5,909,954
                                                                                      ==============     ==============


                               VANTAS Incorporated
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                  JUNE 30, 1999
                                   (UNAUDITED)

1.   General

The consolidated financial statements for the three and six month periods ended June 30, 1999 and 1998 have been prepared by VANTAS Incorporated (the "Company") (formerly Alliance National Incorporated) and, in the opinion of management, reflect all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the financial position, operating results and cash flows for each period presented. The December 31, 1998 consolidated balance sheet was derived from audited financial statements, but does not include all disclosures required by generally accepted accounting principles. These consolidated financial statements should be read in conjunction with the financial statements and notes thereto included in the Company's December 31, 1998 Transition Report. Results for interim periods are not necessarily indicative of results for a full year.

Pursuant to the rules and regulations of the Securities and Exchange Commission, the Company's Series A, Series B and Series C Convertible Preferred Stock is required to be presented outside of stockholders' equity and therefore has been reclassified for purposes of this financial statement presentation.

2.   Acquisitions

On January 8, 1999, two newly formed subsidiaries of the Company were merged (the "Mergers") with and into InterOffice Superholding Corporation ("InterOffice") and Reckson Executive Centers, Inc. ("Reckson"), respectively. InterOffice and Reckson collectively owned 45 business centers. As a result of the Mergers, InterOffice and Reckson became wholly-owned subsidiaries of the Company and the former shareholders of such entities received 13,325,424 shares of the Company's Series C Convertible Preferred Stock ("Series C").

In connection with the Mergers, the Company authorized 15,000,000 shares of Series C, which will rank on parity with the Series A and Series B Convertible Preferred Stock (individually "Series A" and "Series B"). In connection with the issuance of the Series C, the Series A and Series B were modified in certain respects, including the elimination of redemption rights. Except for certain class voting rights and except for the conversion feature described below, the Series C will have substantially identical terms as the Series A and Series B. If the original holders of the Series C or certain of their permitted transferees are the holders of the Series C at the time of conversion thereof, the Series C will be converted into Class B Common Stock which will have identical terms and conditions as the Company's Class A Common Stock (formerly the Common Stock) except that such Class B Common Stock will carry the right to elect a specified number of directors, not to exceed four, following an initial public offering.

The Company incurred merger and integration costs of approximately $641,000 and $1,385,000 during the three and six months ended June 30, 1999 in connection with the Mergers. Such charges consist primarily of severance and consulting costs.

The Company's effective tax rate for the three and six months ended June 30, 1999 has increased as compared to the comparable periods of the prior year, due to the fact that goodwill associated with the Mergers is not tax deductible.

In addition to the Mergers described above, the Company, in 6 unrelated acquisitions, acquired 33 business centers for an aggregate purchase price of $36.4 million.

The pro forma financial information set forth below is based upon the Company's historical consolidated statements of operations for the six months ended June 30, 1999 and 1998, adjusted to give effect to these acquisitions as of January 1, 1998.

The pro forma financial information is presented for informational purposes only and may not be indicative of what actual results of operations would have been had the acquisitions occurred on January 1, 1998, nor does it purport to represent the results of operations for future periods.

                                                     Six months ended June 30,
                                                      1999              1998
                                                      ----              ----

Revenues                                          $106,257,000     $85,024,000
Net income                                             826,000       4,622,000
Net income (loss) applicable to common stock        (3,127,127)      1,201,180
Basic income (loss) per common share                      (.64)            .24
Diluted income (loss) per common share                    (.64)            .14


3.   Earnings Per Share

The following table sets forth the computation of basic and diluted earnings per common share:

                                                                               Periods ended June 30,
                                                                 Six Months                              Three Months
                                                          1999               1998                  1999                1998
                                                    ---------------     ---------------     -----------------     ---------------
Numerator:
     Net income                                     $   1,276,298        $  2,129,697        $     550,435         $  1,098,830
     Accretion of preferred stock                      (3,953,127)           (888,989)          (1,983,117)            (538,652)
                                                    ---------------     ---------------     -----------------     ---------------
       Numerator for basic earnings per share-
        Income applicable to common stock           $  (2,676,829)       $  1,240,708        $  (1,432,682)        $    560,178

Effective of dilutive securities:
     Accretion of preferred stock                          -                  700,675               -                   350,338
                                                    ---------------     ---------------     -----------------     ---------------
       Numerator for diluted earnings per
       share-income applicable to common
       stock after assumed conversions              $  (2,676,829)       $  1,941,383        $  (1,432,682)        $    910,516

Denominator:
       Denominator for basic earnings per share-
        Weighted average shares                         4,901,868           5,064,601            4,901,868            4,960,735

Effect of dilutive securities:
        Stock options                                      -                  804,728               -                 1,220,542
        Warrants                                           -                  614,572               -                   865,167
        Convertible preferred stock                        -                7,574,711               -                 7,574,711
                                                    ---------------     ---------------     -----------------     ---------------
         Dilutive potential common share                   -                8,994,011               -                 9,660,420

          Denominator for dilutive earnings per
           share-adjusted weighted average
           shares and assumed conversions               4,901,868          14,058,612            4,901,868           14,621,155
                                                    ---------------     ---------------     -----------------     ---------------

Options and warrants to purchase 5,775,706 and 137,130 shares of common stock were outstanding for the periods ended June 30, 1999 and 1998, respectively, but were not included in the computation of diluted earnings per share because their effect would be anti-dilutive. Additionally, 24,122,986 and 1,730,062 shares of Convertible Preferred Stock were outstanding for the periods ended June 30, 1999 and 1998, respectively, but were not included in the computation of diluted earnings per share because their effect would also be anti-dilutive.

4.   Subsequent Events

Effective July 19, 1999, the Company amended its Articles of Incorporation to increase the authorized shares of its common stock from 45 million to 61 million, of which 41 million and 20 million are designated Class A Common Stock ("Class A") and Class B Common Stock ("Class B"), respectively.

Effective August 3, 1999, the Company increased its $100 million credit agreement (the "Agreement") with various lending institutions to approximately $158 million. The Agreement provides for a $5 million acquisition loan commitment, $128 million term loans, and a $25 million revolving loan commitment, including letters of credit. Interest on each commitment ranges from LIBOR plus 3.00% to LIBOR plus 3.75% for a one, three or six month period at the election of the Company. The Company will pay a commitment fee of .5% on the unused portion of the Agreement.

Effective August 4, 1999, the Company authorized 5,200,000 shares and issued 4,834,882 shares of Series D Convertible Preferred Stock ("Series D") for net proceeds of approximately $19.2 million. The Series D was issued at $5.25 per share, subject to adjustment up to $6.25 per share based upon the Company's third and fourth quarter EBITDA as adjusted. The Series D has a liquidation preference of $5.25 per share, and is also subject to adjustments based on the Company's third and fourth quarter EBITDA as adjusted. The Series D ranks pari passu with the Company's Series E Convertible Preferred Stock ("Series E"),and senior to its Series A, Series B and Series C with respect to liquidation. The Series D is convertible into the Company's Class B on a one-for-one basis or at the election of the shareholder into the Company's Class A, subject to the adjustment described above.

As of June 30, 1999, the Company had a $6 million Subordinated Promissory Note payable to Reckson Service Industries, Inc., a related party. Such note bore interest at the rate of 15% per annum and was satisfied from proceeds from the issuance of the Series D on August 4, 1999.

Effective August 4, 1999, the Company authorized 1,000,000 shares and issued 352,380 shares of Series E Convertible Preferred Stock for net proceeds of approximately $1.9 million. The Series E was issued at $5.25 per share, subject to adjustment up to $6.25 per share based upon the Company's third and fourth quarter EBITDA as adjusted. The Series E has a liquidation preference of $5.25 per share, and is also subject to adjustments based on the Company's third and fourth quarter EBITDA as adjusted. The Series E ranks pari passu with the Company's Series D, and senior to its Series A, Series B and Series C with respect to liquidation. The Series E is convertible into the Company's Class A on a one-for-one basis, subject to the adjustment described above.

The Company has executed letters of intent and is negotiating definitive agreements to acquire 13 business centers for an aggregate purchase price of approximately $12 million. These transactions will be accounted for under the purchase method of accounting.

Unaudited Pro Forma Consolidated Financial Statements

The following unaudited pro forma financial statements are presented for illustrative purposes only and are not indicative of the financial position or results of operations of future periods or the results that actually would have been realized had RSI acquired directly and through various subsidiaries approximately $23 million of Series D Convertible Stock ("Series D") of VANTAS Incorporated ("VANTAS"), for the specified periods. As a result of the purchase RSI increased its basic beneficial ownership of VANTAS to 34.4%. The pro forma financial statements, including the notes thereto, are qualified in their entirety by reference to, and should be read in conjunction with, the historical financial statements of RSI as filed on Form 10-K for the year ended December 31, 1998, the historical financial statements of RSI as filed on Form 10-Q for the six months ended June 30, 1999.

The following pro forma financial statements of RSI give effect to increase in the beneficial ownership percentage. The pro forma financial statements are based on the historical financial statements and the notes thereto of RSI, and VANTAS. The pro forma adjustments are preliminary and based on management's estimates of the value of the tangible and intangible assets acquired.

The pro forma balance sheet of RSI assumes that the purchases of Series D to increase RSI's beneficial ownership of VANTAS occurred on June 30, 1999. The pro forma statements of operations of RSI for the six months ended June 30, 1999 and for the year ended December 31, 1998 assume that the purchases of Series D occurred as of January 1, 1998.

RECKSON SERVICE INDUSTRIES, INC.
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF JUNE 30, 1999
(UNAUDITED)

                                                             RSI
                                                          UNAUDITED             PRO FORMA
                                                         HISTORICAL            ADJUSTMENTS             PRO FORMA
                                                      -----------------    ------------------      -----------------
ASSETS
------
Cash                                                   $      192,714       $            -           $     192,714
Investment in RSVP Holdings LLC                            28,112,162                                   28,112,162
Investment in Onsite Ventures, LLC                         12,278,500                                   12,278,500
Investment in VANTAS                                       29,982,096            22,843,170 (1)         52,825,266
Advances to VANTAS                                          6,000,000           (6,000,000) (1)                  -
Affiliate receivables                                       1,951,182                                    1,951,182
Equipment (net of depreciation of $35,013)                    203,986                                      203,986
Other assets                                                2,060,217                                    2,060,217
                                                      ----------------     -----------------       ----------------

TOTAL ASSETS                                            $  80,780,857       $    16,843,170          $  97,624,027
                                                      ================     =================       ================


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------

Accounts payable and accrued expenses                   $   5,839,029       $             -          $   5,839,029
Credit facilities                                          67,006,239            16,843,170  (1)        83,849,409
                                                      ----------------     -----------------       ----------------

TOTAL LIABILITIES                                          72,845,268            16,843,170             89,688,438
                                                      ----------------     -----------------       ----------------

SHAREHOLDERS' EQUITY

Common Stock,  $.01 par value                                 248,118                                      248,118
Additional paid in capital                                 27,883,897                                   27,883,897
Retained earnings                                         (20,196,426)                                 (20,196,426)
                                                      ----------------     -----------------       ----------------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY              $  80,780,857       $    16,843,170          $  97,624,027
                                                      ================     =================       ================


RECKSON SERVICE INDUSTRIES, INC.
PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
SIX MONTHS ENDED JUNE 30, 1999
(UNAUDITED)

                                                                       RSI
                                                                    HISTORICAL              PRO FORMA
                                                                    UNAUDITED              ADJUSTMENTS           PRO FORMA
                                                                ------------------    -------------------    -------------------
REVENUES
--------
Interest income                                                   $   1,187,620         $     (67,500)(4)      $    1,120,120
Management fee income                                                   166,667                                       166,667
                                                                  ---------------      -----------------      ----------------

     TOTAL REVENUES                                                   1,354,287               (67,500)              1,286,787
                                                                  ---------------      -----------------      ----------------

Equity in loss of RSVP Holdings, LLC                                 (1,953,705)                                   (1,953,705)
Equity in loss of On-Site Ventures, LLC                                 (69,907)                                      (69,907)
Equity in earning of VANTAS                                             488,310               140,459 (2),(6)         628,769
                                                                  ---------------      -----------------      ----------------

     TOTAL EQUITY IN EARNINGS (LOSS) ON INVESTMENTS                  (1,535,302)              140,459              (1,394,843)
                                                                  ---------------      -----------------      ----------------

EXPENSES
--------
Professional fees                                                       457,543                                       457,543
Terminated transaction costs                                            413,908                                       413,908
General and administrative expenses                                   7,776,904                                     7,776,904
Interest expense                                                      2,961,366             1,010,590 (3)           3,971,956
                                                                  ---------------      -----------------      ----------------

     TOTAL EXPENSES                                                  11,609,721             1,010,590              12,620,311
                                                                  ---------------      -----------------      ----------------

     NET LOSS                                                     $ (11,790,736)        $    (937,631)          $ (12,728,367)
                                                                  ===============      =================      ================

Basic and diluted net loss per weighted average common share             ($0.48)                                       ($0.52)
                                                                  ===============                             ================

Basic and diluted weighted average common shares outstanding         24,699,285                                    24,699,285
                                                                  ===============                             ================

RECKSON SERVICE INDUSTRIES, INC.
PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 1998
(UNAUDITED)


                                                                       RSI
                                                                    HISTORICAL             PRO FORMA
                                                                     UNAUDITED             ADJUSTMENTS           PRO FORMA
                                                                ------------------     -----------------    -------------------
REVENUES
--------
Interest income                                                   $   1,006,551           $         -          $    1,006,551
Management fee income                                                   277,778                                       277,778
Other income                                                             58,175                                        58,175
                                                                 ----------------        --------------       -----------------

     TOTAL REVENUES                                                   1,342,504                                     1,342,504
                                                                 ----------------        --------------       -----------------

Equity in loss of RSVP Holdings, LLC and other investments           (3,840,926)                                   (3,840,926)
Equity in loss of On-Site Ventures, LLC                                 (30,555)                                      (30,555)
Equity in loss of Reckson Executive Centers Inc.                       (149,079)             149,079  (5)                   0
Equity in earnings of Interoffice Superholdings Corporation              54,161              (54,161) (5)                   0
Equity in earning of VANTAS                                                   0            2,648,015  (2),(6)       2,648,015
                                                                 ----------------        --------------       -----------------

     TOTAL EQUITY IN EARNINGS (LOSS) ON INVESTMENTS                  (3,966,399)           2,742,933               (1,223,466)
                                                                 ----------------        --------------       -----------------

EXPENSES
--------
Professional fees                                                       457,901                                       457,901
General and administrative expenses                                   2,086,989                                     2,086,989
Amortization and depreciation                                            39,179                                        39,179
Terminated transaction and related costs                              1,220,694                                     1,220,694
Interest expense                                                      1,651,200            2,021,180  (3)           3,672,380
                                                                 ----------------        --------------       -----------------

     TOTAL EXPENSES                                                   5,455,963            2,021,180                7,477,143
                                                                 ----------------        --------------       -----------------

Loss before cumulative effect of change in accounting principle      (8,079,858)             721,753               (7,358,105)

Cumulative effect of change in accounting principle                     (67,945)                   0                  (67,945)
                                                                 ----------------        --------------       -----------------

     NET LOSS                                                     $  (8,147,803)          $  721,753           $  (7,426,050)
                                                                 ================        ==============       =================

Basic and diluted net loss per weighted average common share             ($0.56)                                      ($0.51)
                                                                 ================                             ================

Basic and diluted weighted average common shares outstanding         14,522,513                                    14,522,513
                                                                 ================                             =================

Notes to Unaudited Pro Forma Consolidated Financial Statements:


(1) On July 29,1999, RSI purchased approximately $17.5 million of Series D Convertible Preferred Stock ("Series D") of VANTAS Incorporated ("VANTAS"), through a $11.5 million draw on its $100 million credit facility ("RSI Facility") from Reckson Operating Partnership L.P. and converted $6.0 million of notes receivables. Additionally, on August 4,1999 RSI purchased approximately $5.3 million of Series D through a draw under the RSI Facility , as a result of these purchases RSI increased its basic beneficial ownership in VANTAS from 26.2% to 34.4%.

(2) The unaudited pro forma results of operations assume that RSI purchased approximately $23 million of Series D and increased its basic beneficial ownership interest to 34.4%, on January 1, 1998.

(3) To record interest expense associated with the additional draws of approximately $16.8 million under the RSI Facility at an interest rate of 12%.

(4) Elimination of interest income recognized on the $6.0 million of notes receivable that were converted into VANTAS Series D shares.

(5) On January 8,1999 Interoffice Superholdings Corporation ("Interoffice") and Reckson Executive Centers, Inc. ("REC") merged with VANTAS. Prior to the merger, RSI held partial ownership of Interoffice and REC. The unaudited pro forma statements of operations assume that the merger occurred on January 1,1998, as a result any income or (loss) associated with REC and Interoffice for the period prior to the merger were eliminated.

(6) VANTAS equity in earnings includes amortization expense on goodwill associated with the purchase of the Series D by RSI as if the purchase occurred on January 1,1998. Goodwill is being amortized over a 30 year period based on RSI's assessment of the significant barriers to entry due to the rapid consolidation in the executive suites business. The goodwill adjustment represents amortization for six months and twelve months respectively, which were not included in the historical results.

The following unaudited pro forma statement of income is presented to give effect to VANTAS Incorporated's acquisition of 32 business centers as if such acquisitions occurred on January 1, 1999. The pro forma statement of income is based on the unaudited historical results of operations of VANTAS Incorporated for the six months ended June 30, 1999.

The pro forma statement of income does not purport to represent what VANTAS Incorporated's statement of income would have actually been had the acquisitions been completed on January 1, 1999, nor is it necessarily indicative of future operating results of the Company.

                                                     VANTAS INCORPORATED
                                           UNAUDITED PRO FORMA STATEMENT OF INCOME
                                                SIX MONTHS ENDED JUNE 30, 1999


                                                             VANTAS
                                                           INCORPORATED                                          PRO FORMA
                                                            HISTORICAL                         PRO FORMA          VANTAS
                                                           (UNAUDITED)     ACQUISITIONS(1)    ADJUSTMENTS      INCORPORATED
                                                           -----------     ---------------    -----------      ------------
BUSINESS CENTER OPERATIONS:
   REVENUES:
     Office rentals                                      $  57,636,857    $   7,326,394    $        --         $  64,963,251
     Support services                                       41,289,746        4,654,025             --            45,943,771
                                                         -------------    -------------    -------------       -------------
                                                            98,926,603       11,980,419             --           110,907,022
                                                         -------------    -------------    -------------       -------------
   EXPENSES:
     Rent                                                   37,474,431        4,283,115             --            41,757,546
     Support services                                       14,393,631        1,646,699             --            16,040,330
     Center general and administrative                      27,814,947        2,713,398             --            30,528,345
                                                         -------------    -------------    -------------       -------------
                                                            79,683,009        8,643,212             --            88,326,221
                                                         -------------    -------------    -------------       -------------

       Contribution from operation of business centers      19,243,594        3,337,207             --            22,580,801

   OTHER (EXPENSES) INCOME:
     Corporate general and administrative                   (5,188,818)        (619,569)            --            (5,808,387)
     Depreciation and amortization                          (6,253,673)        (148,723)        (482,456)(2)      (6,884,852)
     Interest expense, net                                  (4,245,289)          (7,358)      (1,041,639)(3)      (5,294,286)
     Managed center income                                     401,781             --               --               401,781
     Other income                                               34,684           81,714             --               116,398
     Merger and integration charges                         (1,384,981)            --               --            (1,384,981)
                                                         -------------    -------------    -------------       -------------
                                                           (16,636,296)        (693,936)      (1,524,095)        (18,854,327)
                                                         -------------    -------------    -------------       -------------

       Income before income taxes                            2,607,298        2,643,271       (1,524,095)          3,726,474

Provision for income taxes                                   1,331,000        1,078,453         (621,831)(4)       1,787,622
                                                         -------------    -------------    -------------       -------------

       Net income                                        $   1,276,298    $   1,564,818    $    (902,264)      $   1,938,852
                                                         =============    =============    =============       =============

                                                                                           RSI Ownership               34.4%
                                                                                                              ==============
                                                                                  RSI equity in earnings            666,965
                                                                                  Net  Goodwill  expense            (38,196)
                                                                                                              --------------
                                                                                       Total RSI  pickup            628,769
                                                                                  ======================       =============

(1) Reflects the results of operations of 32 business centers acquired for the periods which are not included in the historical results. The 45 business centers from the Interoffice and Reckson Mergers, which were effective January 8, 1999, are not reflected in this column because their effect would not be material.

(2) To record additional depreciation expense on fixed assets acquired as well as amortization expense on goodwill associated with the purchase of 32 business centers by VANTAS Incorporated as if the acquisitions had occurred on January 1, 1999. Fixed assets acquired are being depreciated over a 7-year period and goodwill is being amortized over a 30-year period. The adjustment represents the depreciation and amortization for the periods which are not included in the historical results.

(3) To record interest expense relating to borrowings on the Company's acquisition loan facility utilized to finance the purchase of 32 business centers, as if such acquisitions had occurred on January 1, 1999. The interest expense is based on the Company's effective interest rate under the facility and includes interest expense for the periods which are not included in the historical results.

(4) To record income tax effects as a result of the pro forma adjustments.

The following unaudited pro forma statement of income is presented to give effect to VANTAS Incorporated's (formerly Alliance National Incorporated) acquisition of (i) 137 business centers and (ii) the remaining interests in all 7 of its controlled partnerships (representing 9 business centers) as if such acquisitions occurred on January 1, 1998. The pro forma statement of income is based on the unaudited historical results of operations of VANTAS Incorporated for the twelve months ended December 31, 1998. Effective January 1, 1999, VANTAS Incorporated changed its fiscal year end from June 30 to December 31.

The pro forma statement of income does not purport to represent what VANTAS Incorporated's statement of income would have actually been had the acquisitions been completed on January 1, 1998, nor is it necessarily indicative of future operating results of the Company.

                                                       VANTAS INCORPORATED
                                             UNAUDITED PRO FORMA STATEMENT OF INCOME
                                                   YEAR ENDED DECEMBER 31, 1998

                                                             INCORPORATED                                            PRO FORMA
                                                              HISTORICAL                          PRO FORMA            VANTAS
                                                             (UNAUDITED)     ACQUISITIONS(1)     ADJUSTMENTS        INCORPORATED
                                                             -----------     ---------------     -----------        ------------
BUSINESS CENTER OPERATIONS:
   REVENUES:
      Office rentals                                        $  55,099,625    $  73,487,901    $        --         $ 128,587,526
      Support services                                         38,315,961       44,914,627             --            83,230,588
                                                            -------------    -------------    -------------       -------------
                                                               93,415,586      118,402,528             --           211,818,114
                                                            -------------    -------------    -------------       -------------
   EXPENSES:
      Rent                                                     31,716,572       47,479,717             --            79,196,289
      Support services                                         12,769,816       19,005,055             --            31,774,871
      Center general and administrative                        24,830,404       23,502,759             --            48,333,163
                                                            -------------    -------------    -------------       -------------
                                                               69,316,792       89,987,531             --           159,304,323
                                                            -------------    -------------    -------------       -------------

         Contribution from operation of business centers       24,098,794       28,414,997             --            52,513,791

   OTHER (EXPENSES) INCOME:
      Corporate general and administrative                     (7,896,172)      (9,194,176)            --           (17,090,348)
      Depreciation and amortization                            (4,535,486)      (4,722,797)      (1,985,254)(2)     (11,243,537)
      Interest expense, net                                    (5,381,885)        (423,797)      (5,051,691)(3)     (10,857,373)
      Managed center income                                       795,286             --               --               795,286
      Other income                                                125,710          374,564             --               500,274
                                                            -------------    -------------    -------------       -------------
                                                              (16,892,547)     (13,966,206)      (7,036,945)        (37,895,698)
                                                            -------------    -------------    -------------       -------------

         Income before minority interest and income taxes       7,206,247       14,448,791       (7,036,945)         14,618,093

Minority interest in net income of
         consolidated partnerships                               (333,552)            --            333,552(4)             --
                                                            -------------    -------------    -------------       -------------
                                                                6,872,695       14,448,791       (6,703,393)         14,618,093

Provision for income taxes                                      2,805,000        5,873,660       (1,980,353)(5)       6,698,307
                                                            -------------    -------------    -------------       -------------

         Net income                                         $   4,067,695    $   8,575,131    $  (4,723,040)      $   7,919,786
                                                            =============    =============    =============       =============
                                                                                              RSI Ownership               34.4%
                                                                                                                  =============
                                                                                     RSI equity in earnings          2,724,406
                                                                                     Net  Goodwill  expense            (76,391)
                                                                                                                  -------------
                                                                                          Total RSI  pickup          2,648,015
                                                                                     ======================       =============


(1) Reflects the results of operations of 137 business centers acquired for the periods which are not included in the historical results.

(2) To record additional depreciation expense on fixed assets acquired as well as amortization expense on goodwill associated with the purchase of 137 business centers and the acquisition of its remaining interest in all of its 7 controlled partnerships (representing 9 business centers) by VANTAS Incorporated as if the acquisitions had occurred on January 1, 1998. Fixed assets acquired are being depreciated over a 7-year period and goodwill is being amortized over a 30-year period. The adjustment represents the depreciation and amortization for the periods which are not included in the historical results.

(3) To record interest expense relating to borrowings on the Company's acquisition loan facility utilized to finance the purchase of 137 business centers, as if such acquisitions had occurred on January 1, 1998. The interest expense is based on the Company's effective interest rate under the facility and includes interest expense for the periods which are not included in the historical results.

(4) To eliminate minority interest in net income of consolidated partnerships assuming the acquisition of the remaining interests in the Company's 7 controlled partnerships occurred as of January 1, 1998.

(5) To record income tax effects as a result of the pro forma adjustments.